EXHIBIT 99.1

North Mountain Merger Corp. Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

NEW YORK, NY, September 20, 2022 – North Mountain Merger Corp. (NASDAQ: NMMC) (“North Mountain” or the “Company”), a publicly-traded special purpose acquisition company, today announced that it will redeem all of its outstanding shares of Class A common stock, par value $0.0001 (the “public shares”), effective as of the close of business on September 30, 2022, because North Mountain will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

As stated in the Company’s registration statement on Form S-1, effective as of September 17, 2020, and in the Company’s Certificate of Incorporation, if the Company is unable to complete an initial business combination within 24 months of the closing of the Company’s initial public offering, or September 22, 2022, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account (net of amounts withdrawn by the Company to pay its taxes and less up to $100,000 of such net interest to pay dissolution expenses), including interest, by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the holders of the public shares (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors of the Company in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the General Corporation Law of the State of Delaware, as amended from time to time, to provide for claims of creditors and other requirements of applicable law.

The per-share redemption price for the public shares will be approximately $10.00 (the “Redemption Amount”). The balance of the trust account as of June 30, 2022 was approximately $132,443,616, which includes approximately $193,616 in interest and dividend income (excess of cash over $132,250,000, the funds deposited into the trust account). In accordance with the terms of the related trust agreement, the Company expects to retain up to $100,000 of the interest and dividend income from the trust account to pay dissolution expenses. Accordingly, there is expected to be a total of $132,343,616 available for redemption of the 13,225,000 public shares outstanding, which results in a redemption price of approximately $10.00 per share.

As of the close of business on September 30, 2022, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company’s sponsor has waived its redemption rights with respect to the outstanding founder shares and private placement shares. After September 30, 2022, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About North Mountain Merger Corp.

North Mountain Merger Corp. is a special purpose acquisition company (or SPAC) which raised $132.25 million in its IPO in September 2020 and is listed on the Nasdaq Capital Market (NASDAQ: NMMC). North Mountain Merger Corp. was founded to pursue an initial business combination, with a specific focus on businesses in the financial technology segment of the broader financial services industry. For more information, please visit www.northmountainmerger.com.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of North Mountain may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Charles B. Bernicker

https://northmountainmerger.com

(646) 446-2700

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